Exhibit 10 (a)

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of the ____ day of ______, 201_ (the “Grant Date”), by and between Tasty Baking Company (“Company”) and ___________________ (“Grantee”).

WHEREAS, Grantee is a valued employee of the Company and/or one of its subsidiaries (collectively referred to as the “Employer”); and

WHEREAS, the Company desires to motivate, attract and retain the services of its valued employees; and

WHEREAS, the Company’s Board of Directors adopted the Tasty Baking Company 2006 Long Term Incentive Plan (“Plan”) on March 24, 2006, and the Plan was approved by shareholders of the Company on May 11, 2006; and

WHEREAS, as additional compensation for Grantee’s services to the Employer, and to motivate the Grantee to continue his or her efforts to enhance the value of the Company for shareholders, generally, and pursuant to the actions of the Company’s Board of Directors and the Board’s Compensation Committee (the “Committee”), the Company wishes to transfer shares of Common Stock of the Company to Grantee pursuant to the terms of the Plan on the Grant Date, subject to the conditions set forth herein.

NOW, THEREFORE, the Company and Grantee hereby agree as follows:

1.           As of the Grant Date, the Company shall transfer to Grantee ____________________ (________) shares of the Company’s common stock, par value $.50 per share (“Award Shares”), at which time Grantee shall become the beneficial owner of the Award Shares so transferred, with the right to vote the Award Shares and receive dividends with respect to the Award Shares, subject to the risk of forfeiture conditions and transfer restrictions set forth herein.

2.           (a)           The Grantee’s right to beneficial ownership of the Award Shares shall become permanently vested, and they shall be released from the transfer restrictions set forth herein on _____________________________________________________________________, provided that, with respect to any portion, Grantee remains in the continuous employment of the Employer as of the date such portion becomes vested.  Further provided, if earlier then provided in the prior sentence, the Award Shares shall vest on the earlier of (i) upon the retirement of the Grantee with the approval of the Company; or (ii) upon such event as evidenced by agreement with the Company.

(b)           Prior to the vesting of the Award Shares pursuant to Paragraph 2(a), above, no Award Share (including any shares received by Grantee with respect to the Award Shares as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company’s securities without receipt of consideration) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered.

(c)           If the Grantee’s employment with the Employer is terminated for any reason (excluding death) before he or she has become vested in the Award Shares pursuant to Paragraph 2(a), above, the Grantee shall forfeit the Award Shares that have not vested, whether or not the Grantee is reemployed by the Employer.

(d)           If a Grantee dies while in the employ of the Employer prior to the vesting of the Award Shares pursuant to Paragraph 2(a), above, all of the Award Shares shall become nonforfeitable and shall be delivered to the Grantee’s estate.

3.           Unless the Grantee and the Company make other arrangements satisfactory to the Company with respect to the payment of withholding taxes, upon vesting of the Award Shares pursuant to Paragraph 2(a) above, the Award Shares shall be reduced by that number of Award Shares having a value, as of the date they become vested, equal to the minimum amount of Federal, state and local taxes required to be withheld with respect to such Award Shares.

4.           Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of the Employer or any affiliate thereof, or shall interfere with or restrict in any way the rights of such person to terminate Grantee’s employment at any time, subject to the terms of any employment agreement by and between the Employer and Grantee.

5.           This Award Agreement is subject to the terms of the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan.  All capitalized terms not defined herein shall have the definition set forth in the Plan.

6.           This Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania, without giving effect to the choice of law principles thereof.

The parties hereby have entered into this Agreement with intent to be legally bound hereby, as of the first date set forth above.

ATTEST:		TASTY BAKING COMPANY

By:
[Name]
[Title]

Witness:		GRANTEE

[Name]